                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     This will confirm the agreement by and among all the undersigned that the Amendment No. 16 to the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of Common Stock, par value $0.001 per share, and iStar Financial Inc. is being, and any and all further amendments to the Schedule 13D may be, filed on behalf of each of the undersigned.

         This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of November 21, 2002.          SOFI-IV SMT HOLDINGS, L.L.C.

                                        By:   Starwood Opportunity Fund IV, L.P.
                                        Its:  Sole Member and Manager
                                        By:   SOFI IV Management, L.L.C.
                                        Its:  General Partner
                                        By:   Starwood Capital Group, L.L.C.
                                        Its:  General Manager

                                        By:     /s/ Jerome C. Silvey
                                              --------------------------
                                        Name: Jerome C. Silvey
                                        Its:  Executive Vice President and Chief
                                              Financial Officer


                                        STARWOOD OPPORTUNITY FUND IV, L.P.

                                        By:   SOFI IV Management, L.L.C.
                                        Its:  General Partner
                                        By:   Starwood Capital Group, L.L.C.
                                        Its:  General Manager

                                        By:     /s/ Jerome C. Silvey
                                              --------------------------
                                        Name: Jerome C. Silvey
                                        Its:  Executive Vice President and Chief
                                              Financial Officer


                                        SOFI IV MANAGEMENT, L.L.C.

                                        By:   Starwood Capital Group, L.L.C.
                                        Its:  General Manager

                                        By:     /s/ Jerome C. Silvey
                                              --------------------------
                                        Name: Jerome C. Silvey
                                        Its:  Executive Vice President and Chief
                                              Financial Officer


                                                            PAGE 15 OF 16 PAGES
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                                        STARWOOD CAPITAL GROUP, L.L.C.

                                        By:     /s/ Jerome C. Silvey
                                              --------------------------
                                        Name: Jerome C. Silvey
                                        Its:  Executive Vice President and Chief
                                              Financial Officer


                                        By:     /s/ Barry S. Sternlicht
                                              --------------------------
                                        Name: Barry S. Sternlicht






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